UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K / A

                                 CURRENT REPORT

                     PURSUANT TO Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                          Date of Report: June 14, 2002

                          Commission File Number 1-6227

                          Lee Enterprises, Incorporated
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


           Delaware                    1-6277                     42-0823980
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission               (I.R.S. Employer
incorporation or organization)      File Number)             Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    -----------------------------------------
                    (Address of principal executive offices)


                                 (563) 383-2100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                          LEE ENTERPRISES, INCORPORATED

                                 AMENDMENT NO. 1

The undersigned Registrant hereby amends Item 7 of its April 12, 2002 and June 6, 2002 reports on Form 8-K as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial statements of businesses acquired:

         Combined Financial Statements and Independent Auditor's Report on the financial statements of The Newspaper Properties of Howard Publications, Inc. as of March 31, 2002 and April 30, 2001, and for the eleven months ended March 31, 2002, and each of the years ended April 30, 2001 and 2000.

(b) Pro forma financial information of Lee Enterprises, Incorporated and subsidiaries:

         Pro Forma Condensed Consolidated Statements of Income for the year ended September 30, 2001 and six months ended March 31, 2002

         Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2002

         Notes to Condensed Consolidated Pro Forma Financial Statements

(c)      Exhibits

         Consent of Deloitte & Touche, LLP

NEWSPAPER PROPERTIES OF

HOWARD PUBLICATIONS, Inc.
--------------------------------------------------------------------------------
COMBINED FINANCIAL STATEMENTS FOR THE
11 MONTHS ENDED MARCH 31, 2002, THE
YEARS ENDED APRIL 30, 2001 AND 2000, AND
INDEPENDENT AUDITORS' REPORT


Deloitte & Touche LLP

Independent Auditors' Report

Howard Publications, Inc.

We have audited the accompanying combined balance sheets of the Newspaper Properties of Howard Publications, Inc. (the Company) as of March 31, 2002, and April 30, 2001, and the related combined statements of income, changes in owner's equity, and cash flows for the 11 months ended March 31, 2002, and the years ended April 30, 2001 and 2000. These combined financial statements are the responsibility of Company management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying combined financial statements were prepared from the records maintained by Howard Publications, Inc. and may not be indicative of the conditions that would have existed or the results of operations if the Newspaper Properties of Howard Publications, Inc. had been operated as an unaffiliated entity. Portions of certain expenses represent allocations made from and applicable to Howard Publications, Inc. as a whole.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2002, and April 30, 2001, and the results of its operations and its cash flows for the 11 months ended March 31, 2002, and the years ended April 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP

--------------------------

May 24, 2002

NEWSPAPER PROPERTIES OF HOWARD PUBLICATIONS, INC.
COMBINED BALANCE SHEETS
MARCH 31, 2002, AND APRIL 30, 2001 (in thousands)


                                                                  March 31,  April 30,
                                                                    2002       2001
                                                                  --------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ...................................   $ 52,130   $ 23,152
  Short-term investments ......................................         --     48,985
  Accounts receivable, less allowance for doubtful accounts
    of $2,187 and $2,133 ......................................     18,104     19,428
  Inventories .................................................      2,099      2,653
  Federal income tax receivable ...............................        478      2,884
  Other .......................................................        827      1,284
                                                                  -------------------

        Total current assets ..................................     73,638     98,386

INVESTMENTS AND OTHER ASSETS ..................................      6,455      5,387



PROPERTY, PLANT, AND EQUIPMENT:
  Land and improvements .......................................      8,408      8,408
  Buildings and improvements ..................................     46,904     46,514
  Equipment ...................................................     74,801     76,934
  Construction in progress ....................................     24,486     10,316
                                                                  -------------------
                                                                   154,599    142,172
        Less accumulated depreciation .........................     85,640     85,191
                                                                  -------------------

                                                                    68,959     56,981

INTANGIBLE ASSETS, net ........................................     33,652     33,738
                                                                  -------------------

        TOTAL ASSETS...........................................   $182,704   $194,492
                                                                  ===================


LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable ............................................   $  3,732   $  3,736
  Compensation and other accrued liabilities ..................      9,883     10,179
  Unearned income .............................................      9,447      9,523
                                                                  -------------------

        Total current liabilities .............................     23,062     23,438

OTHER LONG-TERM OBLIGATIONS ...................................      1,875        346

OWNER'S EQUITY ................................................    157,767    170,708
                                                                  -------------------
        TOTAL LIABILITIES AND OWNER'S EQUITY                      $182,704   $194,492
                                                                  ===================

NEWSPAPER PROPERTIES OF HOWARD PUBLICATIONS, INC.

COMBINED STATEMENTS OF INCOME
11 MONTHS ENDED MARCH 31, 2002, AND
YEARS ENDED APRIL 30, 2001 AND 2000 (in thousands)

                                             March 31,   April 30,    April 30,
                                               2002        2001         2000
                                             ----------------------------------
OPERATING REVENUES:
  Advertising ............................   $ 146,649   $ 164,846    $ 166,119
  Circulation ............................      40,828      42,148       42,573
  Other ..................................       1,781       2,100        2,320
                                             ----------------------------------

        Total operating revenues .........     189,258     209,094      211,012

OPERATING EXPENSES:
  Compensation ...........................      67,178      72,737       71,066
  Newsprint ..............................      21,784      26,031       22,572
  Depreciation ...........................       7,042       9,289       10,090
  General and administrative .............      61,515      65,317       67,128
  Amortization and intangible assets .....          85         420        2,188
                                             ----------------------------------

        Total operating expenses .........     157,604     173,794      173,044
                                             ----------------------------------

        Income from operations ...........      31,654      35,300       37,968

OTHER INCOME (EXPENSE):
  Interest income ........................       4,770       4,585          727
  Equity in net income ...................       2,785       2,306        3,785
  Other, net .............................         196         (84)        (176)
                                             ----------------------------------

        Total other income ...............       7,751       6,807        4,336
                                             ----------------------------------

        Income before income tax expense .      39,405      42,107       42,304

INCOME TAX EXPENSE .......................      15,245      16,366       16,502
                                             ----------------------------------

NET INCOME ...............................   $  24,160   $  25,741    $  25,802
                                             ==================================

NEWSPAPER PROPERTIES OF HOWARD PUBLICATIONS, INC.
COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY
11 MONTHS ENDED MARCH 31, 2002, AND
YEARS ENDED APRIL 30, 2001 AND 2000 (in thousands)



                                                                       Owner's
                                                                       Equity
                                                                      ----------

BALANCE, May 1, 1999 .....................................            $ 110,196
  Net income .............................................               25,802
  Net contribution from owner ............................               15,846
                                                                      ---------
BALANCE, April 30, 2000 ..................................              151,844
  Net income .............................................               25,741
  Net distribution to owner ..............................               (6,877)
                                                                      ---------
BALANCE, April 30, 2001 ..................................              170,708
  Net income .............................................               24,160
  Net distribution to owner ..............................              (37,101)
                                                                      ---------
BALANCE, March 31, 2002 ..................................            $ 157,767
                                                                      =========

NEWSPAPER PROPERTIES OF HOWARD PUBLICATIONS, INC.

COMBINED STATEMENTS OF CASH FLOWS
11 MONTHS ENDED MARCH 31, 2002, AND
YEARS ENDED APRIL 30, 2001 AND 2000 (in thousands)

                                                           March 31,   April 30,   April 30,
                                                             2002        2001        2000
                                                           ---------------------------------
OPERATING ACTIVITIES:
  Net income ...........................................   $ 24,160    $ 25,741    $ 25,802
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation .......................................      7,042       9,289      10,090
    Amortization .......................................         85         420       2,188
    Gain on sale of property and investments ...........        218           6         490
    Equity in net income of unconsolidated entity -
      Newspaper ........................................     (2,785)     (2,306)     (3,785)
    Deferred federal income taxes ......................      1,378      (1,237)     (2,191)
    Cash provided (used) by changes in operating
      assets and liabilities:
      Accounts receivable ..............................      1,324       1,934      (2,790)
      Federal income tax receivable ....................      2,406      (2,883)      1,173
      Inventories ......................................        554          88        (269)
      Other assets .....................................        457         255         283
      Accounts payable and accrued expenses ............       (376)     (5,784)      6,853
      Other long-term obligations ......................        151          --          --
                                                           --------------------------------
        Net cash provided by operating activities ......     34,614      25,523      37,844
                                                           --------------------------------

INVESTING ACTIVITIES:
  Acquisition of property, plant, and equipment ........    (19,326)    (15,107)    (12,666)
  Write-off of advances ................................        143
  Acquisition of short-term investments ................       (258)    (11,877)         --
  Proceeds from sales of short-term investments ........     48,985          --       2,169
  Acquisition of West Media stock ......................         --         (51)    (26,768)
  Adjustment on purchase of West Media stock ...........                    559          --
  Dividends received from unconsolidated entity ........      1,823       1,823       1,823
  Proceeds from sale of property and other investments .         98         686         950
                                                           --------------------------------
        Net cash provided (used) by investing activities     31,465     (23,967)    (34,492)
                                                           --------------------------------

FINANCING ACTIVITIES:
  Proceeds received from issuance of short-term
    credit facility ....................................         --          --      28,404
  Payments on short-term credit facility ...............         --          --     (28,410)
        Net contribution from (distribution to) owner ..    (37,101)     (6,877)     15,846
                                                           --------------------------------
        Net cash provided (used) by financing activities    (37,101)     (6,877)     15,840
                                                           --------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...     28,978      (5,321)     19,192

CASH AND CASH EQUIVALENTS:
  Beginning of year ....................................     23,152      28,473       9,281
                                                           --------------------------------
  End of year ..........................................   $ 52,130    $ 23,152    $ 28,473
                                                           ================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash received (paid) during the year for:
    Interest ...........................................   $  4,770    $  4,585    $    727
    Income taxes .......................................         --      11,500       3,300
    Income tax refund ..................................         --          --      (3,000)

NEWSPAPER PROPERTIES OF HOWARD PUBLICATIONS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
11 MONTHS ENDED MARCH 31, 2002, AND
YEARS ENDED APRIL 30, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE 1: Summary of Significant Accounting Policies

Operations: The Newspaper Properties of Howard Publications, Inc. (the Company) are operating units of Howard Publications, Inc. (a Delaware corporation) (Howard) engaged in the publication of newspapers at various locations throughout the United States.

Basis of presentation: The financial statements present the results of operations, balance sheets, owner's equity, and cash flows applicable to the operations of the Company. The financial statements of the Company are derived from the historic books and records of Howard. The Company does not maintain corporate accounting, treasury, tax, and other similar corporate support functions. For purposes of preparing the accompanying financial statements, certain Howard corporate costs were allocated to the Company using the allocation method described below.

Principles  of  combination:   All  significant  intercompany  transactions  and
balances have been eliminated in combination.

Use of estimates in the preparation of financial statements: In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Short-term investments: Short-term investments include primarily U.S. Treasury obligations and are held as available for sale.

Inventories: Inventory consists primarily of newsprint and is stated at the lower of cost or market. Cost is determined primarily by the last-in, first-out method.

Investments and other assets: Investments in entities in which the Company owns at least 20% but not more than 50% of voting securities and has the ability to exert significant influence, are accounted for under the equity method (Note 2).

Intangible assets: Intangible assets consist primarily of goodwill, which represents the cost of acquisitions in excess of tangible and identifiable intangible assets received. Prior to adoption of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill acquired after October 1970 was amortized using the straight-line method over 40 years, and goodwill acquired before November 1970 (approximately $3,800,000) has not been amortized. On May 1, 2001, the Company adopted SFAS No. 142. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that have finite lives will continue to be amortized over their useful lives. As required under the statement, the Company continues to amortize intangible assets with finite lives on a straight-line basis over a five-year period and has ceased the amortization of goodwill upon the adoption of the statement. As of March 31, 2002, approximately $75,000 of intangible assets continues to be amortized over a five-year period.

Long-lived assets: The Company reviews the carrying value of its long-lived assets for potential impairment. An impairment is considered to have occurred when the carrying value of the asset is considered not to be recoverable. When there are adverse changes in facts and circumstances that suggest that the value has been impaired, an assessment is made of undiscounted future cash flows, and the carrying values of the related assets will be reduced appropriately to their fair values based on current market values. When market values are not available, the fair values will be determined based on other valuation techniques such as discounted cash flows.

Property, plant, and equipment: Property, plant, and equipment are carried at cost. Equipment is depreciated using the straight-line method based on estimated useful lives, which are as follows:

  Computer equipment                                                     3 years
  Office equipment                                                   5 - 7 years
  Machinery                                                             11 years
  Buildings and improvements                                       10 - 40 years

Construction in progress is recorded upon the purchase of the asset but is not depreciated until the asset is ready for its intended use.

Revenue recognition: Circulation revenue is primarily paid in advance and is recognized over the life of the subscription. Advertising revenue is recognized in the period earned, which is the period in which the advertising appears in the newspaper.

Earnings per share: The Company is not a separate legal entity and has no historical capital structure. Therefore, historical earnings per share have not been presented in the financial statements.

Segment information: The Company has organized and managed its operations in a single operating segment, publication of newspapers.

New accounting pronouncements: SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS No. 133 effective May 1, 2001. The Company does not hold any derivatives, and therefore, the adoption had no financial statement impact.

In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires that all business combinations be accounted for using the purchase method of accounting; therefore, the pooling-of-interest method of accounting is prohibited. SFAS No. 141 also requires that intangible assets acquired in a business combination be recognized apart from goodwill if: (i) the intangible assets arise from contractual or other legal rights or (ii) the acquired intangible assets are capable of being separated from the acquired enterprise, as defined in SFAS No. 141. SFAS No. 141 is effective for all business combinations completed after June 30, 2001, and accounted for as a purchase and for all business combinations initiated after June 30, 2001.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which will be effective for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company does not expect that the adoption of SFAS No. 143 will have a significant impact on the financial position or results of operations of the Company.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions for the disposal of a segment of a business of Accounting Principles Board (APB) Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Company does not expect that the adoption of SFAS No. 144 will have a significant impact on the financial position or results of operations of the Company.

Allocated costs: The financial statements of the Company reflect certain allocated corporate support costs from Howard. Such allocations and charges are based on a percentage of total corporate costs for the services provided, based on percentage of sales. Management believes that the allocation methods used are reasonable and reflective of the Company's proportionate share of such expenses, and are not materially different from those that would have been incurred on a stand-alone basis. The following summarizes the corporate costs allocated to the Company (in thousands):

                                                    Eleven
                                                    Months        Year Ended
                                                    Ended          April 30,
                                                   March 31,   -----------------
                                                     2002       2001       2000
                                                   -----------------------------
Account Description:
  Expense - Compensation ......................     $2,475     $1,727     $1,793
  Expense - General and administrative ........      1,452      1,012      1,653
                                                    ----------------------------
                                                    $3,927     $2,739     $3,446
                                                    ============================

Note 2: Investments and Other Assets

The Company's long-term investments as of March 31, 2002, and April 30, 2001 and 2000, and for the eleven months ended March 31, 2002, and each of the two years ended April 30, 2001, are summarized as follows (in thousands):

                                                       Equity          Equity In
                                                     Investment       Net Income
                                                     ---------------------------

March 31, 2002 ...........................             $6,448             $2,785
April 30, 2001 ...........................              5,387              2,306
April 30, 2000 ...........................              4,522              3,785

Newspaper publishing: Howard holds a 50% interest in Sioux City Newspapers, Inc. (Sioux City), which is combined with the Newspaper Properties and is accounted for under the equity method. A summary of Sioux City's unaudited financial position and results of operations is as follows (in thousands):

                                                          March 31,    April 30,
                                                            2002         2001
                                                          ----------------------

Current assets .....................................       $10,827       $ 8,878
Property and equipment, net ........................         1,075         1,057
Other assets .......................................         2,420           765
                                                           ---------------------
        Total assets ...............................        14,322        10,700

Liabilities ........................................         2,072         2,450
                                                           ---------------------
        Net assets .................................       $12,250       $ 8,250
                                                           =====================

        Company's investment in net assets .........       $ 6,125       $ 4,125
                                                           =====================

                                                               Years Ended
                                           Eleven Months         April 30,
                                               Ended        --------------------
                                           March 31, 2002     2001         2000
                                           -------------------------------------

Revenues ................................      $19,476      $21,800      $22,565
                                               =======      =======      =======

Net income ..............................      $ 5,570      $ 4,612      $ 5,123
                                               =======      =======      =======

Company's equity in net income ..........      $ 2,785      $ 2,306      $ 2,562
                                               =======      =======      =======


Note 3: Intangible Assets

As described in Note 1, the Company adopted SFAS No. 142 on May 1, 2001. Following SFAS No. 142, goodwill is not amortized but is tested for impairment at the reporting unit level. The Company stopped amortizing goodwill as of the adoption date.

The Company completed its initial impairment assessment of goodwill, which is attributable to the Newspaper Properties segment, by comparing the fair value of the segment to its carrying value, and determined that there was no impairment upon adoption. This impairment test is required to be performed upon adoption of SFAS No. 142 and at least annually thereafter. Based on the sale of the Company (as discussed in Note 8), for an amount in excess of the book value, goodwill was not deemed to be impaired at March 31, 2002.

The table below shows the effect on net income had SFAS No. 142 been adopted in prior periods (in thousands):

                                               March 31,   April 30,   April 30,
                                                 2002        2001        2000
                                               ---------------------------------

Reported net income .....................      $24,160      $25,741     $25,802
Amortization of goodwill ................                       335       2,103
                                               ---------------------------------
        Adjusted net income .............      $24,160      $26,076     $27,905
                                               =================================

Note 4: Income Taxes

The Company was not a separate taxable entity for federal or state income tax purposes, and its operations were included in the combined Howard returns. The Company's tax provision has been prepared in accordance with SFAS No. 109, Accounting for Income Taxes, on a separate return basis.

Income tax expense is summarized as follows (in thousands):

                                                             Years Ended
                                       Eleven Months           April 30,
                                            Ended       ------------------------
                                       March 31, 2002     2001           2000
                                       -----------------------------------------

Current ............................      $ 13,867      $ 17,603       $ 18,693
Deferred ...........................         1,378        (1,237)        (2,191)
                                          -------------------------------------

        Income tax expense .........      $ 15,245      $ 16,366       $ 16,502
                                          ======================================


Deferred federal income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes, primarily related to depreciation.

Deferred federal income taxes are summarized as follows (in thousands):

                                                         March 31,     April 30,
                                                           2002          2001
                                                         -----------------------

Deferred tax assets:
  Current ..........................................      $   843       $   809
  Noncurrent .......................................           67         1,503
                                                          ----------------------
        Total deferred tax assets ..................          910         2,312

Deferred tax liabilities:
  Current ..........................................         (223)
  Noncurrent .......................................       (2,411)       (2,658)
                                                          ----------------------
        Total deferred tax liabilities .............       (2,634)       (2,658)
                                                          ----------------------
        Deferred federal income taxes, net .........      $(1,724)      $  (346)
                                                          ======================


Note 5.  Pensions and Other Postretirement Benefit Plans

Pension plan: Howard sponsored a defined benefit pension plan covering substantially all employees of the Company, along with other employees affiliated with Howard. Benefits were based on the employee's compensation before retirement. Howard's funding policy was based on the requirements of the plan and applicable federal laws. The Company funded the plan with $1,500,000 for the 11 months ended March 31, 2002.

In March 2002, the plan was amended, and the plan assets were frozen as of March 1, 2002. Participants who are employees of the Company became fully vested in their accrued benefits at March 1, 2002.

401(k) plan: Howard sponsors a contributory defined contribution plan covering substantially all employees. The Company's employer contributions to the plan were $212,433, $191,922, and $232,602 for the 11 months ended March 31, 2002, and the years ended April 30, 2001, and April 30, 2000, respectively.

Note 6.  Fair Value of Financial Instruments

The Company, using available market information, has determined the estimated fair values of financial instruments; however, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

Cash and cash equivalents and accounts receivable: The carrying amounts of these items are reasonable estimates of their fair values due to the short maturities of these instruments.

Short-term investments: Short-term investments are classified as available for sale. Fair value was obtained from an independent pricing service. As of April 30, 2001, there is no difference between the carrying amounts and estimated fair values of short-term investments.

Note 7.  Acquisition

In June 1999, Howard purchased the stock of Westmedia Corp. (Westmedia), a newspaper operation in Longview, Washington, for cash of $28,719,000. In a separate transaction, the building occupied by Westmedia was also purchased for cash of $2,661,000 in June 1999. The transaction was accounted for under the purchase method of accounting and resulted in goodwill of $24,320,258.

Note 8.  Subsequent Events

On April 1, 2002 (closing date), the Company was sold to Lee Enterprises, Incorporated for cash of approximately $749 million, plus or minus working capital adjustments. The purchase price is subject to adjustment for certain agreed-upon cash balances to be retained by Howard at the closing date, the excess, if any, of which is to be paid to the stockholders of Howard.

Subsequent to eleven months ended March 31, 2002, Lee Enterprises, Incorporated announced the purchase of the remaining 50% interest in Sioux City Newspapers, Inc.

Lee Enterprises, Incorporated

Pro Forma Condensed Consolidated Financial Statements

On April 1, 2002, Lee Enterprises, Incorporated (Lee) consummated the acquisition of The Newspaper Properties of Howard Publications, Inc. (Howard), including 50% of the stock of Sioux City Newspapers, Inc. (SCN). On June 6, 2002, the Company announced it had reached an agreement to acquire the remaining 50% of the stock of SCN, including exchange of certain properties owned by Lee (the Flathead properties).

The following Pro Forma Condensed Consolidated Financial Statements, which are unaudited, have been prepared to give effect to the acquisitions of Howard and SCN. The acquisitions of Howard and SCN will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the remainder allocated to goodwill. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value to be performed by an independent appraiser. Such preliminary estimates of fair values of the assets and liabilities of Howard and SCN have been consolidated with the recorded values of the assets and liabilities of Lee in the Pro Forma Condensed Consolidated Financial Statements. Since the purchase accounting information is preliminary, it has been solely prepared for the purpose of developing such pro forma financial information. SFAS No. 142, Goodwill and Other Intangible Assets, provides that goodwill resulting from a business combination completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually.

The Pro Forma Condensed Consolidated Statements of Income reflect the results of operations of Lee for the year ended September 30, 2001 and for the six-month period ended March 31, 2002, adjusted for the pro forma effects of the acquisitions, as if such transactions had occurred at the beginning of each period presented. The Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2002 gives effect to the acquisitions as if the acquisitions had occurred on March 31, 2002.

The Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Lee, Howard and SCN been a consolidated company during the specified periods. The Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the Notes included herein and with the historical financial statements and notes thereto of Lee.

Lee Enterprises, Incorporated
Pro Forma Condensed Consolidated Statement of Income
Year Ended September 30, 2001

(Unaudited)                            Lee        Acquired        Pro Forma
(Thousands, except per share data) Enterprises   Businesses      Adjustments    Consolidated
                                   ---------------------------------------------------------

Revenue .........................   $ 441,153    $ 226,598       $ (3,656) (1)   $ 664,095

Operating expenses ..............     355,137      185,908          (3,992)(1)     554,201
                                                                    17,148 (2)
                                    ------------------------------------------------------
Operating income ................      86,016       40,690         (16,812)        109,894

Financial income ................      28,548        4,534         (32,082)(3)       1,000

Financial expense ...............     (11,963)                     (25,864)(4)    (37,827)

Other, net ......................     (10,167)        (328)                       (10,495)
                                    ------------------------------------------------------
Income from continuing operations
  before income taxes ...........      92,434       44,896         (74,758)         62,572

Income tax expense ..............      32,977       17,925         (29,156)(5)      21,746
                                    ------------------------------------------------------
Income from continuing operations   $  59,457    $  26,971       $ (45,602)      $  40,826
                                    ======================================================

Basic average common shares .....      43,784                                       43,784
                                    =========                                    =========

Basic earnings per common share .   $    1.36                                    $    0.93
                                    =========                                    =========

Diluted average common shares ...      44,089                                       44,089
                                    =========                                    =========

Diluted earnings per common share   $    1.35                                    $    0.93
                                    =========                                    =========

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Lee Enterprises, Incorporated
Pro Forma Condensed Consolidated Statement of Income
Six Months Ended March 31, 2002
(Unaudited)

(Thousands, except per share          Lee         Acquired        Pro Forma
data)                              Enterprises   Businesses      Adjustments    Consolidated
                                   ---------------------------------------------------------
Revenue .........................   $ 211,693    $ 114,261       $  (1,641) (1)   $ 324,313

Operating expenses ..............     162,616       93,493          (1,851) (1)     262,832
                                                                     8,574  (2)
                                    -------------------------------------------------------
Operating income ................      49,077       20,768          (8,364) (2)      61,481

Financial income ................       5,235        3,148          (8,083) (3)         300

Financial expense ...............      (5,882)                      (6,466) (4)     (12,348)

Other, net ......................        (308)          90                             (218)
                                    -------------------------------------------------------
Income from continuing operations
  before income taxes ...........      48,122       24,006         (22,913)          49,215

Income tax expense ..............      16,998       10,214          (8,936) (5)      18,276
                                    -------------------------------------------------------
Income from continuing operations   $  31,124    $  13,792       $ (13,977)       $  30,939
                                    =======================================================

Basic average common shares .....      44,009                                        44,009
                                    =========                                     =========

Basic earnings per common share .   $    0.71                                     $    0.70
                                    =========                                     =========

Diluted average common shares ...      44,286                                        44,286
                                    =========                                     =========

Diluted earnings per common share   $    0.70                                     $    0.70
                                    =========                                     =========

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Lee Enterprises, Incorporated
Pro Forma Condensed Consolidated Balance Sheet
March 31, 2002
(Unaudited)

                                                         Lee          Acquired     Pro Forma
(Thousands)                                          Enterprises     Businesses   Adjustments     Consolidated
                                                     ---------------------------------------------------------
Current assets:
  Cash, equivalents and temporary cash investments   $  479,030      $   59,686   $ (492,686) (1)  $   46,030
  Accounts receivable, net .......................       36,969          20,795         (337) (2)      57,427
  Inventories ....................................        4,003           2,764          (31) (2)       6,736
  Other ..........................................        8,039           1,313          (66) (2)       9,286
                                                     --------------------------------------------------------
Total current assets .............................      528,041          84,558     (493,120)         119,479

Investments ......................................       31,469                                        31,469
Property and equipment, net ......................      114,984          70,042       (1,485) (2)     183,541
Intangible and other assets ......................      301,482          34,352       (3,702) (2)   1,121,471
                                                                                     789,339  (3)
                                                     --------------------------------------------------------
Total assets .....................................   $  975,976       $ 188,952   $  291,032       $1,455,960
                                                     ========================================================

Current liabilities:
  Current maturities of long-term debt ...........   $   23,200                                    $   23,200
  Other ..........................................       69,881          25,434         (251) (2)      95,064
                                                     --------------------------------------------------------
Total current liabilities ........................       93,081          25,434         (251)         118,264

Long-term debt, less current maturities ..........      150,200                      323,300  (4)     473,500
Deferred items ...................................       30,709           2,114      133,757  (5)     166,580
                                                     --------------------------------------------------------
Total liabilities ................................      273,990          27,548      456,806          758,344

Stockholder's equity .............................      701,986         161,404       (4,370) (2)     697,616
                                                                                    (161,404) (6)
                                                     --------------------------------------------------------
Total liabilities and stockholders' equity .......   $  975,976      $  188,952   $  291,032       $1,455,960
                                                     ========================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Lee Enterprises, Incorporated

Notes to Pro Forma Condensed Consolidated Financial Statements

The Pro Forma Condensed Consolidated Balance Sheet and Proforma Condensed Consolidated Statements of Income reflect the acquisitions of Howard and SCN under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and the liabilities assumed based on their estimated fair values. The preliminary fair value of the assets acquired and liabilities assumed of Howard and SCN have been consolidated with the recorded values of the assets and liabilities of Lee in the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2002.

The preliminary purchase price allocation for Howard and SCN at March 31, 2002 is as follows:

                                                                     (Thousands)

Current assets ............................................            $ 24,872
Property and equipment, net ...............................              70,042
Intangible and other assets ...............................             823,691
                                                                       --------
Total assets acquired .....................................             918,605
Current liabilities .......................................              25,434
Long-term liabilities .....................................             135,871
                                                                       --------
Net assets acquired .......................................             757,300
Less: acquisition costs ...................................               3,000
                                                                       --------
Purchase price ............................................            $754,300
                                                                       ========

Results of businesses disposed of during the periods included in the Pro Forma Condensed Consolidated Statements of Income are not material.

Non-recurring transition costs have been excluded from the Pro Forma Condensed Consolidated Statements of Income.

Separate information of SCN is as follows:

                                                                      Six Months
                                                       Year Ended       Ended
                                                      September 30,    March 31,
                                                          2001           2002
(Thousands)                                           --------------------------

Revenue ......................................          $21,699         $11,361
Operating expenses ...........................           15,096           7,296
Operating income .............................            6,603           4,065
Income before income taxes ...................            6,603           4,065
Income tax expense ...........................            2,245           1,382
Net income ...................................            4,358           2,683

                                                                       March 31,
                                                                          2002
                                                                       ---------
Cash, equivalents and temporary cash
  investments ................................                           $7,556
Accounts receivable, net .....................                            2,691
Inventories ..................................                              665
Other current assets .........................                                9
Property and equipment, net ..................                            1,083
Intangible and other assets ..................                              699
Other current liabilities ....................                            2,372
Deferred items ...............................                              239
Stockholders' equity .........................                           10,092

Lee Enterprises, Incorporated
Notes to Pro Forma Condensed Consolidated Financial Statements


Adjustments to the Pro Forma Condensed Consolidated Statements of Income consist of the following:

                                                                                   Year Ended          Six Months Ended
(Thousands)                                                                     September 30, 2001      March 31, 2002
                                                                                ----------------------------------------
(1)  Eliminate financial results of Flathead properties exchanged for SCN
       Revenue                                                                      $ (3,656)            $  (1,641)
       Operating expenses                                                             (3,992)               (1,851)

(2)  Increase depreciation of property and equipment and amortization
     (using a useful life of 20 years) of intangible assets related to
     the acquisitions                                                                 17,148                 8,574

(3)  Reduce financial income for investment portfolio liquidated to fund the
     acquisitions and pay dividend to SCN shareholders.                               (32,082)               (8,083)

(4)  Increase interest expense for amounts borrowed to fund the acquisitions.        (25,864)               (6,466)

(5)  Income tax expense related to pro forma adjustments.                            (29,156)               (8,936)

Adjustments to the Proforma Condensed Consolidated Balance Sheet as of March 31,
2002 consist of the following:

(1)  Reduce cash and cash equivalents and temporary cash investments
     liquidated to fund the acquisitions and dividend to SCN shareholders          $(492,686)

(2)  Eliminate assets and liabilities, and record loss on sale of,
     Flathead properties.
       Current assets                                                                   (434)
       Long-term assets                                                               (5,187)
       Current liabilities                                                              (251)
       Division equity                                                                (4,370)

(3)  Increase intangible assets related to the acquisitions.                         789,339

(4)  Increase long-term debt for amounts borrowed to fund the
     acquisitions.                                                                   323,300

(5)  Increase deferred income taxes related to the acquisitions.                     133,757

(6)  Eliminate equity of acquired businesses.                                       (161,404)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEE ENTERPRISES, INCORPORATED

Date: June 14, 2002                 /s/ Carl G. Schmidt
                                    --------------------------------------------
                                    Carl G. Schmidt
                                    Vice President, Chief Financial Officer
                                       and Treasurer
                                    (Principal Financial and Accounting Officer)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-56652, 2-77121, 2-58993, 33-19725, 33-46708, 333-6435, and 333-6433 on Form
S-8 of our report dated May 24, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the derivation of the financial statements and certain expense allocations) on the financial statements of the Newspaper Properties of Howard Publications, Inc., appearing in this Current Report on Form 8-K/A of Lee Enterprises, Inc.


/s/ Deloitte & Touche, LLP


DELOITTE & TOUCHE LLP
Seattle, Washington
June 14, 2002